SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2003

METROCALL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21924	54-1215634

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6677 Richmond Highway, Alexandria, Virginia	22306

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 660-6677

Item 2.      Acquisition or Disposition of Assets.

     On November 19, 2003, Metrocall, Inc. issued a press release announcing the acquisition of certain assets and the assumption of certain liabilities of WebLink Wireless, Inc. and certain of its subsidiaries. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein in its entirety. A copy of the Asset Purchase Agreement relating to such acquisition is also filed herewith as Exhibit 2.1 and incorporated by reference herein in its entirety.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements that may be required by this item are not included in this report and will, if applicable, be filed by amendment within 60 days of the date of the filing of this report.

     (b)  Pro forma financial statements that may be required by this item are not included in this report and will, if applicable, be filed by amendment within 60 days of the date of the filing of this report.

     (c)  Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of November 18, 2003
99.1	Press Release dated November 19, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCALL HOLDINGS, INC.

By: /s/ George Z. Moratis Name: George Z. Moratis Title: Chief Financial Officer and Treasurer

Dated:   November 20, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of November 18, 2003
99.1	Press Release dated November 19, 2003